Exhibit 99.1

Investor Contact:	Media Contact:
Robert P. Borchert	Gwen Holliday
202.266.6240	202.266.6062
rborchert@advisory.com	hollidag@advisory.com

The Advisory Board Company Aligns Health Care Capabilities

to Enhance Efficiency and Drive Future Growth

Restructuring Plan Optimizes Product Portfolio to Intensify Focus on Member Needs

WASHINGTON, D.C. – January 3, 2017 — The Advisory Board Company (NASDAQ: ABCO) today announced the details of a restructuring plan in its health care business that is designed to focus the company’s health care technology and consulting capabilities on three key problem areas where hospitals and health systems require comprehensive and continuous support, especially during an era of change and complexity in the health care market:

•	Driving Health System Growth: Acquiring, retaining, and engaging patients and identifying and providing care delivery needs for the communities health systems aspire to serve

•	Reducing Care Variation: Improving care quality and reducing cost by eliminating unwarranted care variation

•	Optimizing the Revenue Cycle: Ensuring members’ financial viability by improving the efficiency and effectiveness of revenue management

The Advisory Board Company provides members best-practice industry research, context, and insights that they need to thrive in a dynamic market. The Company guides and supports members in the implementation of these best practices through proprietary, high-value technology and consulting capabilities.

In its continuing effort to better align its health care resources and business strategy to meet member needs and market demand, the Company is implementing a restructuring plan that is also intended to improve efficiency and future growth. As part of the restructuring plan, the Company will exit certain products and services which do not fully align with its long-term strategy, including care management workflow, nursing workforce and infection control analytics, and two niche consulting practices. The Company will also reduce its workforce by approximately 220 employees, or 5.7% of its total workforce, and close four office locations by year-end 2017. The education business will not be affected by the restructuring plan.

The Company expects to incur approximately $20 to $25 million of cash expenses and $25 to $30 million in non-cash charges in 2017 related to the restructuring. The workforce reduction and office closures are expected to result in over $25 million in reduced annualized operating expenses once the plan is fully implemented by year-end 2017.

“We are taking bold steps to position our health care business to seize the sizable longer-term opportunities in front of us. Certainly this involves difficult decisions, particularly having to say good-bye to colleagues and friends who have made many contributions to our firm and our members, and we are being as supportive as we can in this environment. However, we believe a tighter focus on the core, perennial industry challenges will make our organization stronger, enable us to deliver even more value to our members, allow us to invest in opportunities to enhance our capabilities and competitiveness, and position our Company for future growth,” said Robert Musslewhite, Chairman and Chief Executive Officer, The Advisory Board Company. “The Advisory Board Company’s market leadership in health care best-practice research, technology, and consulting is evidenced by the more than 4,400 health care organizations we serve, the record number of executives we have counseled even just since the election, and the over $2 billion in documented annual return on investment provided to members in 2016 alone.”

“While we continue to see opportunities for growth across our businesses, we expect the combination of health care market challenges and our strategy and portfolio repositioning will cause us to fall short of our 2016 revenue growth expectations,” Musslewhite added. “We typically provide 2016 year-end results and 2017 guidance in February, but we wanted to provide additional transparency given our announcement today. While 2016 performance was below our expectations, we do expect to deliver substantial adjusted EBITDA growth in 2017 with strong expense management and growth in our higher margin offerings.”

Financial Update

The Company is providing preliminary estimates for 2016 results and 2017 expectations. For 2016, while contract renewal rates remained high – consistent with historical patterns – the Company experienced a difficult health care sales environment across the second half of the year, which was especially pronounced in November and December following the election, as members reassessed their strategy and path forward. Consulting and risk collection revenue was also lower than expected in the fourth quarter. These factors, in addition to the restructuring and program closure activity that commenced in the fourth quarter, contributed to lower-than-expected results in the Company’s health care business for 2016, and led to both revenue and adjusted EBITDA coming in below the previous guidance ranges.

Full-year 2016 revenue is expected to be approximately $805 to $807 million, or approximately $10 to $12 million below the Company’s previous guidance range, with adjusted EBITDA expected to be $187 to $188 million, or approximately $2 to $3 million below the Company’s previous guidance range, exclusive of any restructuring charges.

As part of the restructuring, the to-be-exited programs are estimated to comprise approximately $18 million of 2016 revenue and approximately $14.5 million of 2016 expense. Excluding this revenue and expense, full-year 2016 non-GAAP revenue and adjusted EBITDA (both excluding to-be-exited programs) are expected to be $787 to $789 million and approximately $183.5 to $184.5 million, respectively. Since its fourth quarter and full-year tax provision has not been finalized, the Company has not calculated updated earnings per share guidance at this time.

On a preliminary basis, the Company expects 2017 non-GAAP revenue and adjusted EBITDA (both excluding to-be-exited programs) to be in the ranges of $780 to $840 million and $190 to $215 million, respectively, representing non-GAAP revenue growth of -1% to 6%, adjusted EBITDA growth of 3% to 17%, and adjusted EBITDA margin expansion of 100 to 200 basis points compared to comparable figures from the prior year. The Company will provide updated 2017 financial guidance at the time of its fourth quarter 2016 financial report in late February.

Conference Call

The Company’s management team will host a conference call to discuss the restructuring plan at 8:00 am ET tomorrow, January 4, 2017. To participate by telephone, please dial 888-336-7150 (or 412-902-4176 for international callers). Participants are advised to dial in at least five minutes prior to the call to register. The live webcast will be available on the home page of the Company’s Investor Relations website. The webcast and accompanying slide presentation will be archived for at least 30 days.

About The Advisory Board Company

The Advisory Board Company is a best practices firm that uses a combination of research, technology, and consulting to improve the performance of 5,500+ health care organizations and educational institutions. Headquartered in Washington, D.C., with offices worldwide, The Advisory Board Company forges and finds the best new ideas and proven practices from its network of thousands of leaders, then customizes and hardwires them into every level of member organizations, creating enduring value. For more information, visit www.advisoryboardcompany.com.

Non-GAAP Financial Measures

This news release presents information about the Company’s expected 2016 adjusted EBITDA and adjusted EBITDA margin (excluding to-be-exited programs), expected 2016 non-GAAP revenue (excluding to-be-exited programs), expected 2017 non-GAAP revenue (excluding to-be-exited programs), and expected 2017 adjusted EBITDA (excluding the to-be-exited programs), which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

No reconciliation of the Company’s expected 2016 adjusted EBITDA and adjusted EBITDA margin (excluding to-be-exited programs) or expected 2017 adjusted EBITDA (excluding to-be-exited programs), each of which excludes the impact and tax-effected impact of merger and acquisition-related charges, share-based compensation expense, and other fair value and non-cash charges, or of the Company’s expected 2016 non-GAAP revenue (excluding to-be-exited programs), or expected 2017 non-GAAP revenue (excluding to-be-exited programs) is included in this news release. The Company is not able at this time, without unreasonable efforts, to accurately forecast the excluded items at the level of precision that would be required to be included in the reconciliations.

Caution Regarding Forward-Looking Statements

Statements in this news release that relate to future results and events are forward-looking statements and are based on the Company’s expectations as of the date of this news release. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “estimate,” “expect,” “guidance,” “intend,” “may,” “outlook,” “plan,” “potential,” “should,” “will,” “would,” or similar words or expressions. Forward-looking statements in this news release include the Company’s plans with respect to its restructuring, the Company’s expectations regarding its performance and results for fiscal 2016 with respect to revenue, non-GAAP revenue (excluding to-be-exited programs), adjusted EBITDA and adjusted EBITDA margin (excluding to-be-exited programs) and revenue and expenses for to-be-exited programs, regarding its performance and results for fiscal 2017 with respect to non-GAAP revenue (excluding to-be-exited programs), adjusted EBITDA (excluding to-be-exited programs), regarding its expected workforce reduction, regarding expected charges related to the restructuring and regarding expected reduction in annualized operating expenses related to the restructuring.

Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties, and other factors, including those relating to: factors that adversely affect the financial condition of the health care and education industries; federal and state law and regulations governing the health care and education industries and our members’ and our respective compliance with those applicable laws and regulations; effects of federal and state privacy and security laws and cyberattacks and other data security breaches; liability for failure to provide accurate information or for deficient submissions to third party payors; compliance with federal and state laws governing healthcare fraud and abuse or reimbursement; the Company’s ability to attract new members, obtain renewals from existing members, and sell additional products and services; maintenance of the Company’s reputation and expansion of its name recognition; the Company’s ability to offer new and valuable products and services; effects of competition; the Company’s ability to maintain a highly-skilled workforce; unsuccessful design or implementation of our software or delivery of our consulting and management services; delays in generating revenue; disruptions in service or operational failures at our data centers or at other service provider locations; ability to collect and maintain member and third party data and to obtain proper permissions and waivers for use and disclosure of information received from members or on their behalf; maintenance of third-party providers and strategic alliances and entry into new alliances; ability to license, integrate, and access third-party technologies and data; potential liability claims; protection of the Company’s intellectual property; claims of infringement, misappropriation, or violation of proprietary rights of third parties; limitations associated with use of open source technology; estimates and assumptions used to prepare the Company’s consolidated financial statements and any changes made to those estimates; any significant increase in bad debt in excess of recorded estimates; failure to realize the anticipated benefits of the Company’s acquisition of Royall; the inability to integrate successfully the operations of Royall and other acquisitions into the Company’s business; business and financial risks associated with the pursuit of acquisition opportunities; any significant additional impairment of the Company’s goodwill; the Company’s ability to realize a return on its strategic investments; potential imposition of sales and use taxes on sales of the Company’s services; the Company’s ability to realize fully its deferred tax assets; the potential effects of changes in, or interpretations of, tax rules on our effective tax rates; inherent limitations in, and the potential impact of any failure to maintain, effective internal control over financial reporting; effects of issuance of additional capital stock; provisions in the Company’s charter and bylaws that could discourage takeover attempts; and limitations caused by our level of debt, interest payment obligations, and covenants under our senior credit agreement.

This list of risks, uncertainties, and other factors is not complete. The Company discusses some of these matters more fully, as well as certain risk factors that could affect the Company’s business, financial condition, results of operations, and prospects, in its filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2015, quarterly reports on Form 10-Q, and current reports on Form 8-K. These filings are available for review through the Securities and Exchange Commission’s website at www.sec.gov. Any or all forward-looking statements the Company makes may turn out to be wrong, and can be affected by inaccurate assumptions the Company might make or by known or unknown risks, uncertainties, and other factors, including those identified in this news release. Accordingly, you should not place undue reliance on the forward-looking statements made in this news release, which speak only as of its date. The Company does not undertake to update any of its forward-looking statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.